UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2020

Riverview Financial Corporation

(Exact name of registrant as specified in its charter)

Pennsylvania	001-38627	38-3917371
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3901 North Front Street, Harrisburg, Pennsylvania	17110
(Address of principal executive offices)	(Zip Code)

(717) 957-2196

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	RIVE	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2) of this chapter.)

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

CURRENT REPORT ON FORM 8-K

ITEM 8.01	Other Events

Riverview Financial Corporation (the “Company” or “Riverview”) conducted a branch rationalization study analyzing branch performance for certain of its branches. As a result of the study and in an effort to reduce operating costs and increase efficiencies in its distribution network, the Company determined to close two of its branch offices in the first quarter of 2021, pending regulatory approval. Accordingly, the Tower City Office, located at 920 E. Wiconisco Avenue, Tower City, PA and the Camp Hill Office, located at 3556 Gettysburg Road, Camp Hill, PA will be closed. Customer accounts of the Tower City Office will be transferred to Riverview’s Elizabethville Office, located at 34 South Market Street, Elizabethville, PA while those accounts of the Camp Hill Office will be transferred to Riverview’s Ridgeview Office, located at 500 South State Road, Marysville, PA. An independent community bank, Riverview will continue to serve the Pennsylvania market areas of Berks, Blair, Bucks, Centre, Clearfield, Dauphin, Huntingdon, Lebanon, Lehigh, Lycoming, Perry, Schuylkill and Somerset Counties through 25 community banking offices and 3 limited purpose offices.

Item 9.01	Financial Statements and Exhibits.

(a)	None.

(b)	None.

(c)	None.

(d)	Exhibits.

99.1	Press release issued by Riverview Financial Corporation on November 6, 2020 announcing the consolidation of branch offices.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

RIVERVIEW FINANCIAL CORPORATION
(Registrant)

Dated: November 6, 2020	/s/ Brett D. Fulk
Brett D. Fulk
President and Chief Executive Officer